SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2000

FORD MOTOR CREDIT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-6368	38-1612444

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48121

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

Item 5. Other Events.

      Ford Motor Credit Company, a Delaware corporation (the “Company”), has registered Debt Securities (“Debt Securities”) pursuant to Registration Statement No. 333-91953. The Debt Securities were registered on Form S-3 to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. The Debt Securities are to be issued under an Indenture dated as of February 1, 1985, as supplemented, between the Company and The Chase Manhattan Bank, as Trustee.

      The Company intends to issue two series of Debt Securities under such Indenture, as supplemented, one in the aggregate principal amount of $3,000,000,000 which will mature on March 15, 2005 and bear interest at a fixed rate yet to be determined, and one in the aggregate principal amount of $2,000,000,000 which will mature March 15, 2003 and bear interest at a floating rate yet to be determined. Certain information used in connection with this proposed offering is filed as an exhibit to this Report and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

Designation	Description	Method of Filing

Exhibit 99.1	Information About Ford Credit	Filed with this Report.
Exhibit 99.2	Secondary Trading Levels of Comparable Securities	Filed with this Report.

Signature

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

Ford Motor Credit Company
(Registrant)

Date: March 8, 2000

By: /s/ R. P. CONRAD

R.P. Conrad
Assistant Secretary

Exhibit Index

Designation	Description	Method of Filing

Exhibit 99.1	Information About Ford Credit	Filed with this Report.
Exhibit 99.2	Secondary Trading Levels of Comparable Securities	Filed with this Report.